Exhibit 99.1

Fleet Update Summary

June 15, 2010 Transocean Ltd. (NYSE: RIG), (SIX: RIGN)

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary

Updated: June 15, 2010

Revisions to Fleet Status Report Noted in Bold

Dynamically positioned «

Rig Type/Name (1)	Floater Type		Yr. (2) Entered Service	Water Depth (Feet)	Drilling Depth (Feet)	Location	Customer	Estimated Contract Start Date (3)	Estimated Expiration Date (3)	Current Contract Dayrate (4) (Dollars)	Previous Contract Dayrate (4) (Dollars)	2010 Estimated Out of Service Days (5)
												Q2	Q3	Q4
Ultra-Deepwater

Discoverer Spirit (6), (7)	ship	«	2000	10,000	35,000	USGOM	Anadarko	Dec-07	Nov-10	505,000	298,000	—	70	—
						USGOM	Anadarko	Nov-10	Nov-13	520,000	505,000
Midwater Floaters
GSF Rig 135	semi		1983	2,800	25,000	Congo	Total	Dec-09	Jul-10	250,000	380,000	—	—	30
								Jul-10	Sep-10	240,000	250,000
Sedco 714 (8)	semi		1983/1997	1,600	25,000	UKNS	Total	Feb-10	Dec-10	395,000	236,000	—	—	—
								Dec-10	Jun-11	250,000	395,000
Sedneth 701	semi		1972/1993	1,500	25,000	Angola			Idle			—	—	—
Fixed-Price Options (9)
Midwater Floaters
GSF Rig 135	semi		1983	2,800	25,000	Congo	Total	Oct-10	Dec-10	230,000	240,000	—	—	—
Sedco 714 (8)	semi		1983/1997	1,600	25,000	UKNS	Total	Jun-11	Dec-11	250,000	250,000	—	—	—

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary

Updated: June 15, 2010

Revisions to Fleet Status Report Noted in Bold

Footnotes

(1) On May 30, 2010, the U.S. government implemented a six-month moratorium on certain drilling activities in the U.S. Gulf of Mexico. We have 14 rigs under contract in the U.S. Gulf of Mexico. We do not know the effect that the moratorium will have on our operations and the duration of the moratorium may be shortened or extended by the U.S. government. Our customers may move rigs to locations outside of the U.S. Gulf of Mexico, perform activities permitted under the moratorium notice or attempt to terminate the contract pursuant to its force majeure provision. If an actual force majeure event occurs, as determined under the applicable contract, these agreements generally provide for a force majeure rate that varies from contract to contract. Some drilling contracts for rigs in the U.S. Gulf of Mexico include early termination provisions that require the payment of the contractual dayrate for the remaining term of the contract upon termination for force majeure. Several customers have either declared force majeure or indicated that they may declare force majeure under their relevant contract. We do not believe that a force majeure event exists as a result of the drilling moratorium under the drilling contracts for the rigs in the U.S. Gulf of Mexico, and we are working closely with our customers to assess each situation. We have indicated in this report only those contracts in which force majeure has been claimed and contract revenue may be lost.

(2) Dates shown are the original service date and the date of the most recent upgrade, if any.

(3) As of April 2, 2009, Estimated Contract Start and Estimated Expiration Dates are calculated as follows: (1) for events estimated to occur between the 1st and 15th of a month, the previous month is reported (i.e. a contract which is estimated to commence on May 4, 2009 will be reported as commencing in April 2009) and (2) for events estimated to occur between the 16th and the end of a month, the actual month is reported (i.e. a contract which is estimated to commence on May 24, 2009 will be reported as commencing in May 2009). Expiration dates represent the company’s current estimate of the earliest date the contract for each rig is likely to expire. Some rigs have two or more contracts in continuation, so the last line shows the estimated earliest availability. Many contracts permit the customer to extend the contract.

(4) Represents the full operating dayrate, although the average dayrate over the term of the contract will be lower and could be substantially lower. Does not reflect incentive programs which are typically based on the rig’s operating performance against a performance curve. Please refer to the “Customer Contract Duration and Dayrates and Risks Associated with Operations” section of the Disclaimers & Definitions for a description of dayrates.

(5) The out of service time represents those days in 2010 where the company anticipates that a rig will be out of service and not be available to earn an operating dayrate. Please refer to the “Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation)” section of the Disclaimers & Definitions for a full description.

(6) Reflects the current contracted dayrate which could change due to cost escalations.

(7) On June 3, 2010, we received a notice from Anadarko claiming force majeure on the grounds that the recently announced deepwater drilling moratorium by the U.S. government would prevent Anadarko from drilling in the U.S. Gulf of Mexico. We have rejected the notice and are currently in discussions with Anadarko.

(8) Reflects the current contracted dayrate which is comprised of a foreign currency component and which could change due to foreign exchange adjustments.

(9) Fixed price options may be exercised at the customer’s discretion. During periods when dayrates on new contracts are increasing relative to existing contracts, the likelihood of customers’ exercising fixed price options increases. During periods when dayrates on new contracts are decreasing relative to existing contracts, the likelihood of customers’ exercising fixed price options declines.

Transocean Ltd. (NYSE: RIG), (SIX: RIGN) Fleet Update Summary

Updated: June 15, 2010

Revisions to Fleet Status Report Noted in Bold

DISCLAIMERS & DEFINITIONS

The information contained in this Monthly Fleet Update Summary (this “Fleet Update”) is as of the date of this Fleet Update only and is subject to change without notice to the recipient. Transocean Ltd. (“Transocean”) assumes no duty to update any portion of the information contained herein. Only newly signed contracts, significant changes to existing contracts and changes to estimated out of service time of 60 days or more since our last Fleet Update Summary dated May 13, 2010 and our quarterly Fleet Status Report dated April 13, 2010 are included in this Fleet Update.

DISCLAIMER. NEITHER TRANSOCEAN LTD. NOR ITS AFFILIATES MAKE ANY EXPRESS OR IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE) REGARDING THE INFORMATION CONTAINED IN THIS REPORT, WHICH INFORMATION IS PROVIDED “AS IS.” Neither Transocean Ltd. nor its affiliates will be liable to any recipient or anyone else for any inaccuracy, error or omission, regardless of cause, in the information set forth in this report or for any damages (whether direct or indirect, consequential, punitive or exemplary) resulting therefrom.

No Unauthorized Publication or Use. All information provided by Transocean in this report is given for the exclusive use of the recipient and may not be published, redistributed or retransmitted without the prior written consent of Transocean.

Customer Contract Duration, Timing and Dayrates and Risks Associated with Operations. The duration and timing (including both starting and ending dates) of the customer contracts are estimates only, and customer contracts are subject to cancellation, suspension and delays for a variety of reasons, including some beyond the control of Transocean. Also, the dayrates set forth in the report are estimates based upon the full contractual operating dayrate. However, the actual average dayrate earned over the course of any given contract will be lower and could be substantially lower. The actual average dayrate will depend upon a number of factors (rig downtime, suspension of operations, etc.) including some beyond the control of Transocean. Our customer contracts and operations are generally subject to a number of risks and uncertainties, and we urge you to review the description and explanation of such risks and uncertainties in our filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. The dayrates do not include revenue for mobilizations, demobilizations, upgrades, shipyards or recharges.

Out of Service Days (Shipyards, Mobilizations, Demobilizations, Contract Preparation). Changes in estimated out of service time for 2010 are noted where changes in the time Transocean anticipates that a rig will be out of service and not be available to earn an operating dayrate have changed by a period of 60 days or longer since the previously issued Monthly Fleet Update Summary or Comprehensive Fleet Status Report. The changes to estimated out of service time included in this Fleet Status are not firm and could change significantly based on a variety of factors. Any significant changes to our estimates of out of service time for 2010 will be reflected in subsequent Monthly Fleet Updates and Comprehensive Fleet Status Reports, as applicable. No estimates are made for 2011 and beyond.

Contract Preparation refers to periods during which the rig is undergoing modifications or upgrades as a result of contract requirements. Shipyards refers to periods during which the rig is out of service as a result of other planned shipyards, surveys, repairs, regulatory inspections or other planned service or work on the rig. In some instances such as certain mobilizations, demobilizations, upgrades and shipyards, we are paid compensation by our customers that is generally recognized over the life of the underlying contract, although such compensation is not typically significant in relation to the revenue generated by the dayrates we charge our customers.

Forward-Looking Statement. The statements made in the Fleet Update that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements made in the Fleet Update include, but are not limited to, statements involving the estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations and planned shipyard projects and other out of service time. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, Transocean’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, terrorism, political and other uncertainties inherent in non-U.S. operations (including the risk of war, civil disturbance, seizure or damage of equipment and exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in Transocean’s most recently filed Form 10-K, in Transocean’s Forms 10-Q for subsequent periods and in Transocean’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward looking statements, except as required by law.

Fleet Classification. Transocean uses a rig classification for its semisubmersible rigs and drillships to reflect the company’s strategic focus on the ownership and operation of premium, high specification floating rigs. The rig classification “High Specification Floaters” is comprised of “Ultra-Deepwater” which refers to the latest generation of semisubmersible rigs and drillships possessing the latest technical drilling capabilities and the ability to operate in water depths equal to or greater than 7,500 feet, “Deepwater” which refers to semisubmersible rigs and drillships that possess the ability to drill in water depths equal to or greater than 4,500 feet, and “Harsh Environment” comprised of five of the company’s premium harsh environment rigs, the semisubmersibles Henry Goodrich, Transocean Leader, Paul B. Loyd, Jr., Transocean Arctic and Polar Pioneer. The category titled “Midwater Floaters” represents semisubmersible rigs and drillships that possess the ability to drill in water depths of up to 4,499 feet. The jackup fleet is subdivided into two categories; “High Specification” which consists of harsh environment and high performance jackups and “Standard”.

Stacking. An “Idle” rig is between contracts, readily available for operations, and operating costs are typically at or near normal levels. A “Stacked” rig, on the other hand, is manned by a reduced crew or unmanned and typically has reduced operating costs and is (i) preparing for an extended period of inactivity, (ii) expected to continue to be inactive for an extended period, or (iii) completing a period of extended inactivity. However, stacked rigs will continue to incur operating costs at or above normal operating costs for 30 to 60 days following initiation of stacking.

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